Exhibit 21
TRINITY INDUSTRIES, INC.
Subsidiaries as of December 31, 2010

	Organized	Ownership by
Name of Subsidiary	under laws of	Registrant
CJB Prime Property, LLC	Delaware	100%
QEAS, Inc.	Delaware	100%
Quixote Latin America, Inc.	Delaware	100%
Quixote Transportation Safety Mexico S. de R.L. de C.V.	Mexico	0.1%
Quixote Transportation Safety, Inc.	Delaware	100%
Quixote Transportation Safety Mexico S. de R.L. de C.V.	Mexico	99.9%
Transafe Corporation	Delaware	100%
Energy Absorption Systems, Inc.	Delaware	100%
EAS Road Products, Inc.	Delaware	100%
EAS Road Products (Singapore Branch), Inc.	Delaware	100%
E-Tech Testing Services, Inc.	Delaware	100%
Energy Absorption Systems (Europe), Inc.	Delaware	100%
Energy Absorption Systems (AL) LLC	Delaware	100%
Quixote (Hong Kong) Limited	Hong Kong	100%
Quixote International Enterprises, LLC	Delaware	100%
Quixote (Beijing) Co., Ltd.	China	100%
International Industrial Indemnity Company	Vermont	100%
Reunion General Agency, Inc.	Texas	100%
Transit Mix Concrete & Materials Company	Delaware	100%
AMI Materials, Inc.	Delaware	100%
Armor Aggregates, Inc.	Delaware	100%
Transit Mix Concrete & Materials Company of Louisiana	Delaware	100%
Transit Mix Transportation Services, LLC	Delaware	100%
Trinity Materials, Inc.	Delaware	100%
POB Exploration, LLC	Delaware	100%
Trinity Argentina S.R.L.	Argentina	100%
Trinity Containers, LLC	Delaware	100%
Trinity Corporate Services, LLC	Delaware	100%
Trinity Equipment Manufacturing Company	Delaware	100%
Trinity Heads, Inc.	Delaware	100%
Trinity Highway Products, LLC	Delaware	100%
Trinity Industries International, Inc.	Delaware	100%
Trinity Industries International Holdings AG	Switzerland	100%
Administradora Especializada, S. de R.L. de C.V	Mexico	100%
Servicios Corporativos Tatsa, S. de R.L. de C.V	Mexico	100%
Grupo Tatsa, S. de R.L. de C.V	Mexico	100%
Asistencia Profesional Corporativa, S.de R.L. de C.V.	Mexico	100%
OFE, S. de R.L. de C.V.	Mexico	100%
Trinity Industries de México, S. de R.L. de C.V.	Mexico	100%
Trinity Industries do Brasil, Ltda.	Brazil	100%
Trinity Industries Leasing Company	Delaware	100%
Trinity Financial Services, Inc.	Delaware	100%
Trinity Marine Leasing, Inc.	Delaware	100%
Trinity Marks Company	Delaware	100%
Trinity Rail Leasing 2010 LLC	Delaware	100%
Trinity Rail Leasing Warehouse Trust	Delaware	100%
TILX GP III, LLC	Delaware	100%
Trinity Rail Leasing III LP	Texas	1%
TILX LP III, LLC	Delaware	100%
Trinity Rail Leasing III LP	Texas	99%

	Organized	Ownership by
Name of Subsidiary	under laws of	Registrant
TILX GP IV, LLC	Delaware	100%
Trinity Rail Leasing IV LP	Texas	1%
TILX LP IV, LLC	Delaware	100%
Trinity Rail Leasing IV LP	Texas	99%
TILX GP V, LLC	Delaware	100%
Trinity Rail Leasing V LP	Texas	1%
TILX LP V, LLC	Delaware	100%
Trinity Rail Leasing V LP	Texas	99%
Trinity Rail Leasing VI LLC	Delaware	100%
Trinity Rail Leasing VII LLC	Delaware	100%
TRIP Rail Holdings, LLC	Delaware	57%*
TRIP Rail Leasing, LLC	Delaware	100%
Trinity Industries Metals Laboratory, Inc.	Delaware	100%
Trinity Industries Railcar Corporation	Delaware	100%
Trinity Logistics Group, Inc.	Texas	100%
Bell Trucking, LLC	Delaware	100%
Trinity Central Maintenance, LLC	Delaware	100%
Trinity Marine Products, Inc.	Delaware	100%
Trinity Composites, LLC	Delaware	100%
Trinity Q, Inc.	Delaware	100%
Trinity Rail Group, LLC	Delaware	100%
Trinity Rail de Mexico, S. de R.L. de C.V.	Mexico	100%
Trinity Rail Sabinas, S. de R.L. de C.V.	Mexico	100%
Thrall International Holdings, LLC	Illinois	100%
Trinity North American Freight Car, Inc.	Delaware	100%
Trinity Parts & Components, LLC	Delaware	100%
McConway & Torley, LLC	Delaware	100%
Standard Forged Products, LLC	Delaware	100%
Trinity Railcar Repair, Inc.	Delaware	100%
MCM Railyard, LLC	Delaware	100%
Trinity Rail GmbH	Switzerland	100%
Trinity Tank Car, Inc.	Delaware	100%
Trinity Rail, Inc.	Delaware	100%
Trinity Rail Management, Inc.	Delaware	100%
TrinityRail Canada Inc.	Brit Columbia	100%
TILX GP I, LLC	Delaware	100%
Trinity Rail Leasing I LP	Texas	1%
TILX LP I, LLC	Delaware	100%
Trinity Rail Leasing I LP	Texas	99%
Trinity Specialty Products, Inc.	Delaware	100%
Trinity Structural Towers, Inc.	Delaware	100%
Trinity Traffic and Lighting Structures, LLC	Delaware	100%
Trinity Utility Structures, LLC	Delaware	100%
Waldorf Properties, Inc.	Delaware	100%
Gambles, Inc.	Delaware	100%
McConway & Torley – Anniston, Inc.	Delaware	100%
Mosher Steel Company	Delaware	100%
Platzer Shipyard, Inc.	Delaware	100%
Standard Forgings Corporation	Delaware	100%
Trinity Equipment Co., Inc.	Delaware	100%

*	Trinity Industries Leasing Company (TILC) is also the managing member of TRIP Rail Holdings, LLC.